As filed with the Securities and Exchange Commission on August 8, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	48-1056429
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

501 Kansas Avenue
Kansas City, Kansas	66105-1309
(Address of Principal Executive Offices)	(Zip Code)

2004 Equity Incentive Plan (as amended)

Inducement Stock Option Awards

(Full title of the plan)

Copy to:

ELIZABETH M. BRAHAM	RICHARD M. WRIGHT, JR.
Executive Vice President and Chief Financial Officer	Gilmore & Bell, P.C.
501 Kansas Avenue	2405 Grand Boulevard
Kansas City, Kansas 66105-1309	Suite 1100
(Name, address, of agent for service)	Kansas City, Missouri 64108

(913) 621-9500	(816) 221-1000
(Telephone number, including
area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Aggregate Offering Price(2)	Amount of Registration Fee
2004 Equity Incentive Plan Common Stock (par value $.01)	3,000,000 shares
Other Stock Awards Common Stock (par value $.01)	645,000 shares
TOTAL
Common Stock (par value $.01)	3,645,000 shares	$17.47	$63,678,150	$1,955

(1)   Pursuant to Rule 416(a), this registration statement also covers any additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that occurs without the receipt of consideration and that increases the number of our outstanding shares of common stock.

(2)          Estimated for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, and based on the closing price of our common stock reported on the Nasdaq Global Market on August 2, 2007.

EXPLANATORY NOTES

Epiq Systems, Inc. (the “Company”) has previously filed a Registration Statement on Form S-8 (No. 333-119042) registering, among other securities, 4,500,000 shares of common stock of the Company that are available for issuance upon the exercise of stock options and other stock awards granted under the Company’s 2004 Equity Incentive Plan, which was approved by the shareholders of the Company.  This Registration Statement registers 3,000,000 additional shares of common stock of the Company that are available for issuance upon the exercise of stock options and other stock awards granted under the Company’s 2004 Equity Incentive Plan, as amended (the “Plan”).  The shareholders of the Company approved an amendment to the Plan to increase the number of shares available for issuance pursuant to the Plan at the 2006 Annual Meeting of the Shareholders of the Company.  The contents of the Registration Statement on Form S-8, Registration No. 333-119042, are incorporated herein by reference.

This Registration Statement also registers 645,000 shares that have been reserved for issuance as follows:

•                  150,000 shares to Mr. William Carter upon the exercise of stock options granted to Mr. Carter as inducements to enter into an employment arrangement with the Company, as described in the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2006; and

•                  495,000 shares to various key employees as inducements to enter into employment with a subsidiary of the Company in connection with the Company’s acquisition of nMatrix, Inc., as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

On June 7, 2007, the Company paid a 3-for-2 stock split effected as a stock dividend to holders of record of its common stock as of May 24, 2007.  Unless otherwise indicated, all share and per share amounts in this Registration Statement give effect to the 3-for-2 common stock split.

AS PERMITTED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, THIS REGISTRATION STATEMENT OMITS THE INFORMATION SPECIFIED IN PART I OF FORM S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, all of which have been previously filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, are incorporated by reference into this Registration Statement:

1.                                       The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 9, 2007.

2.                                       The Company’s Current Report on Form 8-K, as filed with the SEC on April 4, 2007.

3.                                       The Company’s definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 26, 2007.

4.                                       The Company’s Current Report on Form 8-K, as filed with the SEC on May 1, 2007.

5.                                       The Company’s Quarterly Report for the quarter ended March 31, 2007, as filed with the SEC on May 7, 2007.

6.                                       The Company’s Current Report on Form 8-K, as filed with the SEC on May 11, 2007.

7.                                       The Company’s Current Report on Form 8-K, as filed with the SEC on May 21, 2007.

8.                                       The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on July 30, 2007.

9.                                       The Company’s Current Report on Form 8-K, as filed with the SEC on August 7, 2007.

10.                                 The description of the Company’s common stock contained in the Company’s Registration Statement on Form S-3, as filed with the SEC on August 7, 2007.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all of the securities offered then remaining unsold, are incorporated herein by reference and are a part hereof from the date of filing such documents.

Item 6.  Indemnification of Directors and Officers

Pursuant to the Missouri General and Business Corporations Law, the Company’s articles of incorporation eliminate the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to section 351.345 of The General and Business Corporations Law of Missouri (which section creates personal liability for directors who approve the payment of impermissible dividends) or (d) for any transaction from which the director derived an improper personal benefit.

Pursuant to the Missouri General and Business Corporations Law, the Company’s bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, trustee or in any other comparable position of another entity) against all liabilities and expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Company in accordance with the bylaws), ERISA excise taxes or penalties or other expenses actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that the Company will not be required to indemnify or advance any expenses in connection with any action, suit or proceeding initiated by such person (including, without limitation, any cross-claim or counterclaim) to any such person unless the initiation of such action, suit or proceeding was authorized by the Board of Directors or as otherwise provided in the Company’s bylaws.

The Company’s bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, trustee or in any other comparable position of another entity) against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Company in accordance with the bylaws) and all expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense of settlement of the action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of the action, suit or proceeding) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided that no indemnification shall be made in respect of any such claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duties to the Company except as otherwise set forth in the Company’s bylaws.

Any indemnification with regard to the foregoing, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in the bylaws.  The determination shall be made by a majority vote of a quorum of disinterested directors, of if such quorum is not attainable, or even if obtainable, at the direction of a quorum of disinterested directors, by independent legal counsel in a written opinion or by the shareholders.

The Company’s bylaws also provide that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the person to repay such amounts unless it shall be ultimately determined that he is entitled to be indemnified by the Company as authorized in the bylaws.

The indemnification discussed in this section is not exclusive of any other rights the party seeking indemnification may have.  The Company also maintains directors and officers liability insurance on its directors and executive officers.

Item 8.  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings

(a)           Rule 415 offering.  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Request for acceleration of effective date or filing of registration statement on becoming effective upon filing.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Kansas, on this 8th day of August, 2007.

EPIQ SYSTEMS, INC.

By:	/s/ Tom W. Olofson
Tom W. Olofson
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Epiq Systems, Inc., severally constitute Tom W. Olofson, or Elizabeth M. Braham, in the order named, our true and lawful attorney-in-fact with full power to each, to sign for us and in our names in the capacities indicated below, this Registration Statement and any and all subsequent amendments to this Registration Statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Epiq Systems, Inc. to comply with all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name & Title	Date

/s/ Tom W. Olofson	Tom W. Olofson	August 8, 2007
Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Christopher E. Olofson	Christopher E. Olofson	August 8, 2007
President, Chief Operating Officer and Director

/s/ Elizabeth M. Braham	Elizabeth M. Braham	August 8, 2007
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Douglas W. Fleming	Douglas W. Fleming	August 8, 2007
Director of Finance, Chief Accounting Officer (Principal Accounting Officer)

/s/ W. Bryan Satterlee	W. Bryan Satterlee, Director	August 8, 2007

/s/ Edward M. Connolly, Jr.	Edward M. Connolly, Jr., Director	August 8, 2007

/s/ James A. Byrnes	James A. Byrnes, Director	August 8, 2007

/s/ Joel Pelofsky	Joel Pelofsky, Director	August 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion from Gilmore & Bell, P.C.*

10.1	Epiq Systems, Inc. 2004 Equity Incentive Plan, as amended.(1)

23.1	Consent of Gilmore & Bell, P.C. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.*

24.1	Power of Attorney (included on the signature page hereof).

*              Filed herewith.

(1)           Incorporated by reference and previously filed as an exhibit to the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on May 5, 2006.